UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 13, 2015

JACK IN THE BOX INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9390	95-2698708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9330 BALBOA AVENUE, SAN DIEGO, CA	92123
(Address of principal executive offices)	(Zip Code)

 (858) 571-2121
 (Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|  |  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|  |  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|  |  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|  |  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of Jack in the Box Inc. (the “Company”) was held on February 13, 2015. Matters submitted to the stockholders and voted upon at the meeting, which are more fully described in the Company's proxy statement, were as follows: (1) Election of the eight members of the board of directors; (2) Ratification of the appointment of KPMG LLP as independent registered public accountants for the fiscal year ending September 27, 2015; and (3) Consideration and approval of an advisory (non-binding) resolution regarding executive compensation.  All directors were elected and Proposals (2) and (3) were approved.  The final voting results are set forth below.

(1)  The following directors were elected by the affirmative vote of a majority of votes cast for that director (abstentions and broker non-votes are not counted either as a vote cast “for” or “against):

Nominees for Director	Votes Cast For		Votes Cast Against	Abstain	Broker Non-Votes
	Number	% of Votes Cast
Leonard A. Comma	32,454,664	98.48	502,062	27,576	2,299,862
David L. Goebel	32,917,134	99.86	45,509	21,659	2,299,862
Sharon P. John	32,954,127	99.98	8,134	22,041	2,299,862
Madeleine A. Kleiner	32,945,608	99.95	16,632	22,062	2,299,862
Michael W. Murphy	32,806,766	99.53	155,080	22,456	2,299,862
James M. Myers	32,950,965	99.97	11,155	22,182	2,299,862
David M. Tehle	32,950,797	99.97	11,214	22,291	2,299,862
John T. Wyatt	32,945,087	99.95	16,929	22,286	2,299,862

(2)  The appointment of KPMG LLP was ratified by a majority of the votes cast (there were no broker non-votes on this proposal):

Votes Cast For		Votes Cast Against	Abstain
Number	% of Votes Cast
34,827,833	98.71	441,331	15,000	-

(3)  The compensation of named executive officers was approved, on an advisory basis, by a majority of the votes cast (abstentions are counted as votes “against” the proposal; broker non-votes are not counted as either “for” or “against” the proposal):

Votes Cast For		Votes Cast Against	Abstain	Broker Non-Votes
Number	% of Votes Cast
32,188,825	97.59	771,179	24,298	2,299,862

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK IN THE BOX INC.

By:	/s/Jerry P. Rebel
Jerry P. Rebel
Executive Vice President
Chief Financial Officer
(Principal Financial Officer)
(Duly Authorized Signatory)
Date: Feb. 19, 2015